News Release For Further Information: Jessica Gulis, 248.559.0840 ir@cnfrh.com For Immediate Release Conifer Holdings Reports 2018 Third Quarter Financial Results Company to Host Conference Call at 8:30 AM ET on Thursday, November 8, 2018 Birmingham, MI, November 7, 2018 - Conifer Holdings, Inc. (Nasdaq: CNFR, CNFRL) (“Conifer” or the “Company”) today announced results for the third quarter ended September 30, 2018. Third Quarter 2018 Financial Highlights (all comparisons to prior year period) • Commercial lines gross written premiums increased 5.5% driven by growth in the Company’s core hospitality and small business lines • Personal lines gross written premiums decreased by 70.0% • Combined ratio was 104.3% before the impact of the deferred gain on the ADC and hurricane- related costs • The Commercial Lines accident year combined ratio was 97.6% • Net loss of $3.6 million, or $0.42 per diluted share based on 8.6 million weighted average common diluted shares outstanding • Adjusted operating loss was $1.2 million, or $0.14 per diluted share Management Comments James Petcoff, Chairman and CEO, commented, “Last year, Conifer strengthened its reserve position while also pursuing growth opportunities in mainly specialty commercial lines where we have outperformed the market. During the period, Conifer reported ongoing positive results in our commercial lines, which included growth where we have seen stronger historical underwriting results. Reflective of this, on a year-to-date basis, before the deferred gain from the ADC and hurricane-related costs, Conifer’s combined ratio was 98.7% and pre-tax income was $1.6 million.” Mr. Petcoff continued, “With the positive shift in our business mix, Conifer continues to seek opportunities for growth in our select niche markets, whether including select renewal rights agreements, further market penetration or geographic expansion.”

Conifer Holdings, Inc.
November 7, 2018
Page 2

2018 Third Quarter Financial Results Overview

	At and for the Three Months Ended September 30,			At and for the Nine Months Ended September 30,		
	2018	2017	% Change	2018	2017	% Change
	(dollars in thousands, except share and per share amounts)					
Gross written premiums	$ 26,629	$ 29,581	-10.0%	$ 76,928	$ 83,036	-7.4%
Net written premiums	22,846	18,395	24.2%	65,286	63,801	2.3%
Net earned premiums	23,450	17,659	32.8%	71,188	66,295	7.4%
Net investment income	786	768	2.3%	2,425	2,008	20.8%
Net realized investment gains (losses)	(21)	39	**	152	31	**
Change in fair value of equity investments	151	-	**	(116)	-	**
Other gains (losses)	-	-	**	-	750	**
Net income (loss)	(3,551)	(18,898)	**	(4,451)	(21,763)	**
Net income (loss) per share, diluted	$ (0.42)	$ (2.46)	**	$ (0.52)	$ (2.85)	**
Adjusted operating income (loss)*	(1,160)	(19,054)	**	446	(22,942)	**
Adjusted operating income (loss) per share, diluted*	$ (0.14)	$ (2.48)	**	$ 0.05	$ (3.00)	**
Book value per common share outstanding	$ 5.41	$ 6.16		$ 5.41	$ 6.16	
Weighted average shares outstanding, basic and diluted	8,553,613	7,675,952		8,531,545	7,647,520	
Underwriting ratios:						
Loss ratio (1)	69.4%	145.9%		62.1%	87.2%	
Expense ratio (2)	47.1%	61.4%		45.2%	48.8%	
Combined ratio (3)	116.5%	207.3%		107.3%	136.0%	

* The "Definitions of Non-GAAP Measures" section of this release defines and reconciles data that are not based on generally accepted accounting principles.

** Percentage is not meaningful

(1) The loss ratio is the ratio, expressed as a percentage, of net losses and loss adjustment expenses to net earned premiums and other income.

(2) The expense ratio is the ratio, expressed as a percentage, of policy acquisition costs and operating expenses to net earned premiums and other income.

(3) The combined ratio is the sum of the loss ratio and the expense ratio. A combined ratio under 100% indicates an underwriting profit. A combined ratio over 100% indicates an underwriting loss.

Third Quarter 2018 Premiums

Gross Written Premiums

Gross written premiums decreased 10.0% in the third quarter of 2018 to $26.6 million, compared to $29.6 million in the prior year period and flat sequentially from the second quarter of 2018. The decline in gross written premiums was due to a 70.0% decrease in personal lines of business, offset by a 5.5% increase in commercial lines.

Net Earned Premiums

Net earned premiums increased 32.8% to $23.5 million for the third quarter of 2018, compared to $17.7 million for the prior year period. The increase is primarily due to higher earned premiums from commercial lines, which increased 35.8% mainly due to the impact of the ADC on prior quarter's ceded premium.

Conifer Holdings, Inc.
November 7, 2018
Page 3

Commercial Lines Financial and Operational Review

Commercial Lines Financial Review

	Three Months Ended September 30,			Nine Months Ended September 30,		
	2018	2017	% Change	2018	2017	% Change
	(dollars in thousands)					
Gross written premiums	$ 24,806	$ 23,509	5.5%	$ 71,602	$ 66,258	8.1%
Net written premiums	22,160	16,221	36.6%	63,866	54,616	16.9%
Net earned premiums	21,270	15,658	35.8%	62,270	55,443	12.3%
Underwriting ratios:						
Loss ratio	67.3%	123.8%		58.9%	78.3%	
Expense ratio	43.9%	53.6%		43.5%	41.8%	
Combined ratio	111.2%	177.4%		102.4%	120.1%	
Contribution to combined ratio from net (favorable) adverse prior year development	13.6%	12.1%		4.1%	12.8%	
Accident year combined ratio (1)	97.6%	165.3%		98.3%	107.3%	

(1) The accident year combined ratio is the sum of the loss ratio and the expense ratio, less changes in net ultimate loss estimates from prior accident year loss reserves. The accident year combined ratio provides management with an assessment of the specific policy year's profitability and assists management in their evaluation of product pricing levels and quality of business written.

Commercial lines represented approximately 93% of total gross written premiums in the third quarter of 2018, up from 79% in the prior year period. Conifer's commercial lines mainly consist of property and liability coverage offered to owner-operated, small- to mid-sized businesses, such as hospitality risks which include restaurants, bars, taverns and professional organizations.

Commercial lines gross written premiums increased by 5.5% to $24.8 million in the third quarter of 2018. This was largely due to continued growth in hospitality and small business lines.

For the third quarter of 2018, the commercial lines combined ratio was 111.2%, yet the Accident year combined ratio for the same period was 97.6%.

Conifer Holdings, Inc.
November 7, 2018
Page 4

Personal Lines Financial and Operational Review

Personal Lines Financial Review

	Three Months Ended September 30,			Nine Months Ended September 30,		
	2018	2017	% Change	2018	2017	% Change
	(dollars in thousands)					
Gross written premiums	$ 1,823	$ 6,072	-70.0%	$ 5,326	$ 16,778	-68.3%
Net written premiums	686	2,174	-68.4%	1,420	9,185	-84.5%
Net earned premiums	2,180	2,001	8.9%	8,918	10,852	-17.8%
Underwriting ratios:						
Loss ratio	88.6%	301.4%		83.8%	131.4%	
Expense ratio	60.0%	100.9%		47.8%	55.4%	
Combined ratio	148.6%	402.3%		131.6%	186.8%	
Contribution to combined ratio from net (favorable) adverse prior year development	20.0%	6.9%		24.0%	19.4%	
Accident year combined ratio	128.6%	395.4%		107.6%	167.4%	

Personal lines, which consist of low-value dwelling and wind-exposed homeowners insurance, represented approximately 7% of total gross written premiums for the third quarter of 2018, compared to 21% in 2017.

Personal lines gross written premiums decreased 70% to $1.8 million in the third quarter of 2018 compared to the prior year period. The decrease was the result of management's strategic decision to deemphasize Florida homeowners business and other wind-exposed business in Texas and Hawaii, which in total decreased by approximately 88% year-over-year.

For the third quarter of 2018, the personal lines combined ratio was 148.6%, compared to 402.3% in the prior year period, which included hurricane losses and the aforementioned reserve strengthening.

Conifer Holdings, Inc. Page 5 November 7, 2018 Combined Ratio Analysis Three Months Ended Nine Months Ended September 30, September 30, 2018 2017 2018 2017 (dollars in thousands) Underwriting ratios: Loss ratio 69.4% 145.9% 62.1% 87.2% Expense ratio 47.1% 61.4% 45.2% 48.8% Combined ratio 116.5% 207.3% 107.3% 136.0% Contribution to combined ratio from net (favorable) adverse prior year development 14.3% 11.4% 6.7% 14.0% Accident year combined ratio 102.2% 195.9% 100.6% 122.0% Combined Ratio The Company's combined ratio was 116.5% for the three months ended September 30, 2018, compared to 207.3% for the same period in 2017, and was 104.3% before the impact of the deferred gain on the ADC and hurricane-related costs.  Loss Ratio: The impact of prior accident year reserves on the loss ratio has been significantly reduced due to the benefits of the ADC. As of September 30, 2018, the Company has ceded $14.5 million under the ADC, leaving $3.0 million of cover in the event of future development. Losses and loss adjustment expenses were $16.6 million for the three months ended September 30, 2018, compared to $26.5 million in the prior year period.  Expense Ratio: The expense ratio was 47.1% for the third quarter of 2018, compared to 61.4% in the prior year period, which included the impact of ADC and hurricane-related costs. Net Investment Income Net investment income remained largely flat at $786,000 during the quarter ended September 30, 2018, compared to $768,000 in the prior year period. Net Loss In the third quarter of 2018, the Company reported a net loss of $3.6 million, or $0.42 per diluted share, based on 8.6 million weighted average common diluted shares outstanding, compared to net loss of $18.9 million, or $2.46 per diluted share, based on 7.7 million weighted average common diluted shares outstanding in the prior year period. Adjusted Operating Loss In the third quarter of 2018, the Company reported adjusted operating loss of $1.2 million, or $0.14 per share, compared to adjusted operating loss of $19.1 million, or $2.48 per share, for the same period in 2017. See Definitions of Non-GAAP Measures.

Conifer Holdings, Inc. Page 6 November 7, 2018 Outlook for 2018 Mr. Petcoff concluded, “We continue to execute on our long-term strategy of shifting business mix toward our most profitable lines, where we have worked to reduce our wind-exposed homeowners premiums, which are down over 88% during the period. We believe this portfolio repositioning will help to maximize underwriting profits and ultimately begin to achieve book value appreciation.” Earnings Conference Call The Company will hold a conference call/webcast on Thursday, November 8, 2018 at 8:30 a.m. ET to discuss results for the quarter ended September 30, 2018. Investors, analysts, employees and the general public are invited to listen to the conference call via: Webcast: On the Event Calendar at IR.CNFRH.com Conference Call: 844-868-8843 (domestic) or 412-317-6589 (international) The webcast will be archived on the Conifer Holdings website and available for replay for at least one year. Individuals who listen to the call should refer to Conifer Holdings’ audited consolidated financial statements and related notes included in its annual report on form 10-K/A for the fiscal year ended December 31, 2017 and the quarterly report on form 10-Q for the quarter ended September 30, 2018, filed with the Securities and Exchange Commission (the “SEC”). The Company’s filings can be accessed at www.sec.gov or the Company’s website at IR.CNFRH.com. About the Company Conifer Holdings, Inc. is a Michigan-based property and casualty holding company. Through its subsidiaries, Conifer offers specialty insurance coverage for both commercial and personal lines, marketing through independent agents in all 50 states. The Company is traded on the Nasdaq Global Market under the symbol CNFR. Additional information is available on the Company's website at IR.CNFRH.com.

Conifer Holdings, Inc. Page 7 November 7, 2018 Definitions of Non-GAAP Measures Conifer prepares its public financial statements in conformity with accounting principles generally accepted in the United States of America (GAAP). Statutory data is prepared in accordance with statutory accounting rules as defined by the National Association of Insurance Commissioners' (NAIC) Accounting Practices and Procedures Manual, and therefore is not reconciled to GAAP data. We believe that investors’ understanding of Conifer’s performance is enhanced by our disclosure of adjusted operating income. Our method for calculating this measure may differ from that used by other companies and therefore comparability may be limited. We define adjusted operating income (loss), a non-GAAP measure, as net income (loss) excluding net realized investment gains and losses, and other gains and losses, after-tax, and excluding the tax impact of changes in unrealized gains and losses. Beginning in 2018, the change in fair value of equity securities, net of tax, and the deferred gain on losses ceded to the ADC are also excluded from net income to arrive at adjusted operating income. We use adjusted operating income as an internal performance measure in the management of our operations because we believe it gives our management and other users of our financial information useful insight into our results of operations and our underlying business performance. Reconciliations of adjusted operating income and adjusted operating income per share: Three Months Ended Nine Months Ended September 30, September 30, 2018 2017 2018 2017 (dollar in thousands, except share and per share amounts) Net income (loss) $ (3,551) $ (18,898) $ (4,451) $ (21,763) Less: Net realized gains (losses) and other gains, net of tax (21) 39 152 781 Change in fair value of equity securities, net of tax 151 - (116) - Tax effect of investment unrealized gains and losses - 117 - 398 Net (Increase) in deferred gain on losses ceded to ADC, net of tax (2,521) - (4,933) - Adjusted operating income (loss) $ (1,160) $ (19,054) $ 446 $ (22,942) Weighted average common shares, diluted 8,553,613 7,675,952 8,531,545 7,647,520 Diluted income (loss) per common share: Net income (loss) $ (0.42) $ (2.46) $ (0.52) $ (2.85) Less: Net realized gains (losses) and other gains, net of tax - 0.01 0.02 0.10 Change in fair value of equity securities, net of tax 0.01 - (0.01) - Tax effect of investment unrealized gains and losses, per share - 0.01 - 0.05 Net (Increase) in deferred gain on losses ceded to ADC, net of tax (0.29) - (0.58) - Adjusted operating income (loss), per share (0.14) $ (2.48) $ 0.05 $ (3.00)

Conifer Holdings, Inc. Page 8 November 7, 2018 Forward-Looking Statement This press release contains forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements give current expectations or forecasts of future events or our future financial or operating performance, and include Conifer’s expectations regarding premiums, earnings, its capital position, expansion, and growth strategies. The forward-looking statements contained in this press release are based on management’s good-faith belief and reasonable judgment based on current information. The forward-looking statements are qualified by important factors, risks and uncertainties, many of which are beyond our control, that could cause our actual results to differ materially from those in the forward-looking statements, including those described in our form 10-K/A (“Item 1A Risk Factors”) filed with the SEC on May 14, 2018 and subsequent reports filed with or furnished to the SEC. Any forward-looking statement made by us in this report speaks only as of the date hereof or as of the date specified herein. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by any applicable laws or regulations.

Conifer Holdings, Inc. Page 9 November 7, 2018 Conifer Holdings, Inc. and Subsidiaries Consolidated Balance Sheets (In thousands, except share data) September 30, December 31, 2018 2017 Assets (Unaudited) Investment securities: Debt securities, at fair value (amortized cost of $125,018 and $ 121,996 $ 136,536 $137,004, respectively) Equity securities, at fair value (cost of $8,890 and $8,629, respectively) 9,832 9,687 Short-term investments, at fair value 9,905 11,427 Total investments 141,733 157,650 Cash 16,455 11,868 Premiums and agents' balances receivable, net 22,415 22,845 Receivable from affiliate 1,321 1,195 Reinsurance recoverables on unpaid losses 27,118 20,066 Reinsurance recoverables on paid losses 2,540 4,473 Prepaid reinsurance premiums 1,498 1,081 Deferred policy acquisition costs 11,843 12,781 Other assets 8,074 7,073 Total assets $ 232,997 $ 239,032 Liabilities and Shareholders' Equity Liabilities: Unpaid losses and loss adjustment expenses $ 91,046 $ 87,896 Unearned premiums 51,701 57,672 Reinsurance premiums payable - 3,299 Debt 29,750 29,027 Accounts payable and accrued expenses 13,961 8,312 Total liabilities 186,458 186,206 Commitments and contingencies - - Shareholders' equity: Common stock, no par value (100,000,000 shares authorized; 8,602,703 and 8,520,328 issued and outstanding, respectively) 86,915 86,199 Accumulated deficit (36,982) (33,010) Accumulated other comprehensive (loss) income (3,394) (363) Total shareholders' equity 46,539 52,826 Total liabilities and shareholders' equity $ 232,997 $ 239,032

Conifer Holdings, Inc. Page 10 November 7, 2018 Conifer Holdings, Inc. and Subsidiaries Consolidated Statements of Operations (Unaudited) (In thousands, except share and per share data) Three Months Ended Nine Months Ended September 30, September 30, 2018 2017 2018 2017 Revenue Premiums Gross earned premiums $27,318 $28,891 $ 82,899 $ 85,493 Ceded earned premiums (3,868) (11,232) (11,711) (19,198) Net earned premiums 23,450 17,659 71,188 66,295 Net investment income 786 768 2,425 2,008 Net realized investment gains (losses) (21) 39 152 31 Other gains (losses) - - - 750 Change in fair value of equity securities 151 - (116) - Other income 405 477 1,212 1,203 Total revenue 24,771 18,943 74,861 70,287 Expenses Losses and loss adjustment expenses, net 16,554 26,468 44,950 58,875 Policy acquisition costs 6,452 6,655 19,437 19,555 Operating expenses 4,786 4,474 13,276 13,374 Interest expense 598 303 1,834 745 Total expenses 28,390 37,900 79,497 92,549 Income (loss) before equity earnings and income taxes (3,619) (18,957) (4,636) (22,262) Equity earnings (losses) of affiliates, net of tax 93 (76) 237 89 Income tax (benefit) expense 25 (135) 52 (410) Net income (loss) (3,551) (18,898) (4,451) (21,763) Earnings (loss) per common share, basic and diluted $ (0.42) $ (2.46) $ (0.52) $ (2.85) Weighted average common shares outstanding, basic and diluted 8,553,613 7,675,952 8,531,545 7,647,520